Exhibit (a)(3)

AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

OF

FLEXSHARES TRUST

Dated June 28, 2011

THIS AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made as of this 28th day of June, 2011 by the undersigned Trustee (together with all other persons from time to time duly elected, qualified and serving as Trustees in accordance with the provisions of Article II hereof, the “Trustees”) under the Maryland Act (as defined below);

WHEREAS, a Certificate of Trust (the “Certificate”) has been filed with the State Department of Assessments and Taxation of Maryland (the “State”) on May 13, 2010 for the purpose of forming a statutory trust for the investment and reinvestment of funds contributed thereto;

WHEREAS, an amendment to the Certificate was filed on April 13, 2011 with the State for the purpose of changing the name of the trust to “FlexShares Trust.”

WHEREAS, the Trustees executed an Agreement and Declaration of Trust of NT ETF Trust on May 13, 2010;

WHEREAS, the Trustees desire to amend and restate such Declaration of Trust in its entirety;

WHEREAS, the Trustees desire that the beneficial interest in the trust assets be divided into transferable shares of beneficial interest, as hereinafter provided;

WHEREAS, the Trustees declare that all money and property contributed to the trust established hereunder shall be held and managed in trust for the benefit of the holders, from time to time, of the shares of beneficial interest issued hereunder and subject to the provisions hereof;

NOW, THEREFORE, in consideration of the foregoing premises and the agreements contained herein, the undersigned, being all of the Trustees of the Trust, hereby declare as follows:

ARTICLE I

NAME AND DEFINITIONS

Section 1. Name. The name of the Trust created by this Agreement and Declaration of Trust is “FlexShares Trust” and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

Section 2. Definitions. Unless otherwise provided or required by the context:

(a) “Administrator” or “Administrators” means the party or parties, other than the Trust, to any contract described in Article III, Section 3 hereof.

(b) “Bylaws” means the Bylaws of the Trust adopted by the Trustees, as amended from time to time, which Bylaws are expressly herein incorporated by reference as part of the “governing instrument” within the meaning of the Maryland Act; provided that in the event of a conflict between the provisions of this Declaration and the Bylaws, the provisions of this Declaration shall control.

(c) “Certificate of Trust” means the certificate of trust of the Trust, as filed with the SDAT (as defined below) in accordance with the Maryland Act, and as such certificate of trust may be amended or amended and restated from time to time.

(d) “Class” means any class of Shares of a Series established pursuant to Article V.

(e) “Commission,” “Interested Person” and “Principal Underwriter” have the meanings provided in the 1940 Act. Except as such term may be otherwise defined by the Trustees in conjunction with the establishment of any Series of Shares, the term “vote of a majority of the Shares outstanding and entitled to vote” or “Shares representing a majority of the votes entitled to be cast” shall have the same meaning as is assigned to the term “vote of a majority of the outstanding voting securities” in the 1940 Act (except as shall be necessary to give effect to voting on a net asset basis in accordance with Article VII, Section 1).

(f) “Covered Person” means a person so defined in Article IV, Section 3.

(g) “Creation Unit” has the meaning set forth in Article V, Section 3.

(h) “Custodian” means any Person other than the Trust who has custody of any Trust Property as required by Section 17(f) of the 1940 Act, but does not include a system for the central handling of securities described in said Section 17(f).

(i) “Declaration” shall mean this Agreement and Declaration of Trust, as amended or restated from time to time. Reference in this Agreement and Declaration of Trust to “Declaration,” “hereof,” “herein,” and “hereunder” shall be deemed to refer to this Declaration rather than exclusively to the article or section in which such words appear.

(j) “Distributor” means the party, other than the Trust, to the contract described in Article III, Section 1 hereof.

(k) “His” shall include the feminine and neuter, as well as the masculine, genders.

(l) “Investment Adviser” or Investment Advisers” means the party or parties, other than the Trust, to any contract described in Article III, Section 2 hereof.

(m) “Maryland Act” means Title 12 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time.

(n) “Net Asset Value” means the net asset value of each Series of the Trust, determined as provided in Article VI, Section 3.

(o) “Person” means natural persons, corporations, partnerships, limited partnerships, limited liability companies, associations, joint ventures, trusts, estates and other individuals or entities, and governments and agencies and political subdivisions, thereof, whether domestic or foreign.

(p) “SDAT” means the State Department of Assessments and Taxation of Maryland.

(q) “Series” means a series of Shares established pursuant to Article V.

(r) “Shareholder” means a record owner of Outstanding Shares.

(s) “Shares” means the equal proportionate transferable units of interest into which the beneficial interest of each Series or Class is divided from time to time (including whole Shares and fractions of Shares). “Outstanding Shares” means Shares shown in the books of the Trust or its transfer agent as then issued and outstanding, but does not include Shares which have been repurchased, redeemed, cancelled or terminated by the Trust.

(t) “Transfer Agent” means any Person other than the Trust who maintains the Shareholder records of the Trust, such as the list of Shareholders, the number of Shares credited to each account, and the like.

(u) “Trust” means NT ETF Trust established under the Maryland Act by this Declaration and the filing of the Certificate of Trust with the SDAT, and reference to the Trust, when applicable to one or more Series, refers to such Series.

(v) “Trustees” means the person who has signed this Declaration, so long as he or she shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with Article II, in all cases in their capacities as Trustees hereunder.

(w) “Trust Property” means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or any Series or by the Trustees on behalf of the Trust or any Series.

(x) The “1940 Act” means the Investment Company Act of 1940, as amended from time to time.

Section 3. Nature and Purpose of Trust. The purpose of the Trust is to engage in, operate and carry on the business of an open-end management investment company through one or more Series, and to do any and all acts or things as are necessary, convenient, appropriate, incidental or customary in connection therewith, both within and without the State of Maryland, and without limiting the foregoing or the other provisions hereof, the Trust may exercise all powers conferred by the laws of the State of Maryland upon a Maryland statutory trust formed pursuant to the Maryland Act.

Section 4. Principal Place of Business; Registered Agent. The principal place of business of the Trust in the State of Maryland is 351 West Camden Street, Baltimore, Maryland 21201. Unless otherwise required by applicable law, the Trust shall at all times maintain at least one resident agent who shall be either a citizen of the State of Maryland who resides in such State or a Maryland corporation. The Trustees may change the principal place of business or such resident agent of the Trust from time to time by making the appropriate filing or filings with the SDAT.

ARTICLE II

THE TRUSTEES

Section 1. Management of the Trust; Duties. The business and affairs of the Trust shall be managed under the direction of the Trustees, and they shall have all powers necessary or desirable to carry out that responsibility. The Trustees may execute all instruments and take all action they deem necessary or desirable to promote the interests of the Trust. Any determination made by the Trustees in good faith as to what is in the interests of the Trust shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The Trustees shall have the duties set forth in Section 12-402(b) of the Act. An act of a Trustee shall be presumed to satisfy the standards of such section of the Act.

Section 2. Powers. The Trustees in all instances shall act as principals, free of the control of the Shareholders. The Trustees shall have full power and authority to take or refrain from taking any action and to execute any contracts and instruments that they may consider necessary or desirable in the management of the Trust. The Trustees shall not in any way be bound or limited by current or future laws or customs applicable to trust investments, but shall have full power and authority to make any investments which they, in their sole discretion, deem proper to accomplish the purposes of the Trust. The Trustees may exercise all of their powers without recourse to any court or other authority. Subject to any applicable limitation herein or in the Bylaws or resolutions of the Trust, the Trustees shall have power and authority, without limitation to, or to cause the Trust to:

(a) Operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations.

(b) Invest in, hold for investment, or reinvest in, cash, including foreign currencies; securities, including common, preferred and preference stocks; warrants; subscription rights; profit-sharing interests or participation and all other contracts for or evidence of equity interests; bonds, debentures, bills, time notes and all other evidences of indebtedness; negotiable or non-negotiable instruments; government securities, including securities of any state, municipality or other political subdivision thereof, or any governmental or quasi-governmental agency or instrumentality; and money market instruments including bank certificates of deposit, finance paper, commercial paper, bankers’ acceptances and all kinds of repurchase agreements, of any corporation, company, trust, association, firm or other business organization however established, and of any country, state, municipality or other political subdivision, or any governmental or quasi-governmental agency or instrumentality; or any other security, foreign currency, property or instrument in which the Trust or any of its Series shall be authorized to invest.

(c) Acquire (by purchase, subscription or otherwise), to hold, to trade in and deal in, to acquire any rights or options to purchase or sell, to sell or otherwise dispose of, to lend and to pledge any such securities and foreign currencies to enter into repurchase agreements, reverse repurchase agreements, firm commitment agreements and forward foreign currency exchange contracts, to purchase and sell options on securities, securities indices, currencies and other financial assets, futures contracts and options on futures contracts of all descriptions and to engage in all other types of transactions in which the Trust or any of its Series shall be authorized to engage.

(d) Exercise all rights, powers and privileges of ownership or interest in all securities, foreign currencies, repurchase agreements and other property and instruments included in the Trust Property, including the right to vote thereon and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all such securities, foreign currencies and repurchase agreements.

(e) Acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, including cash or foreign currency, and any interest therein.

(f) Borrow money or other property in the name of the Trust or any of its Series exclusively for Trust purposes and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; and to endorse, guarantee, or undertake the performance of any obligation or engagement of any other Person and to lend Trust Property.

(g) Aid by further investment any corporation, company, trust, association or firm, any obligation of or interest in which is included in the Trust Property or in the affairs of which the Trustees have any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest; and to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any such corporation, company, trust, association or firm.

(h) Adopt Bylaws not inconsistent with this Declaration providing for the conduct of the business of the Trust and to amend and repeal them to the extent such right is not reserved to the Shareholders.

(i) Elect and remove such officers and appoint and terminate such agents as they deem appropriate.

(j) Employ as custodian of any assets of the Trust, subject to any provisions herein or in the Bylaws, one or more banks, trust companies or companies that are members of a national securities exchange, or other entities permitted by the Commission to serve as such.

(k) Retain one or more transfer agents and shareholder servicing agents, or both.

(l) Provide for the distribution of Shares either through a Principal Underwriter as provided herein or by the Trust itself, or both, or pursuant to a distribution plan of any kind and to adopt on behalf of any Series or Class distribution, authorized dealer service, administration, service or other plans providing for the compensation by such Series or Class for distribution, administration, shareholder liaison or similar services.

(m) Set record dates in the manner provided for herein or in the Bylaws.

(n) Delegate such authority as they consider desirable to any officers of the Trust and to any agent, independent contractor, manager, investment adviser, custodian, underwriter or other Person.

(o) Hold any security or other property (i) in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form, or (ii) either in the Trust’s or Trustees’ own name or in the name of a custodian or a nominee or nominees, subject to safeguards according to the usual practice of statutory trusts or investment companies.

(p) Establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes, and with separate Shares representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions of Article V.

(q) Allocate assets, liabilities and expenses of the Trust to a particular Series and assets, liabilities and expenses to a particular Class or apportion the same between or among two or more Series or Classes, to the full extent permitted by Section 12-501 of the Maryland Act, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Article V, Section 4.

(r) Consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern whose securities are held by the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern; and to pay calls or subscriptions with respect to any security held in the Trust.

(s) Compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes.

(t) Make distributions of income, capital gains, returns of capital (if any) and redemption proceeds to Shareholders in the manner hereinafter provided for.

(u) Establish committees for such purposes, with such membership, and with such responsibilities as the Trustees may consider proper.

(v) Issue, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, dispose of and otherwise deal in Shares; to establish terms and conditions regarding the issuance, sale, repurchase, redemption, cancellation, retirement, acquisition, holding, resale, reissuance, disposition of or dealing in Shares; and, subject to Articles V and VI, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust or of the particular Series or Class with respect to which such Shares are issued.

(w) Invest part or all of the Trust Property (or part or all of the assets of any Series), or Dispose of part or all of the Trust Property (or part or all of the assets of any Series) and invest the proceeds of such disposition, in interests issued by one or more other investment companies or pooled portfolios (including investment by means of transfer of part or all of the Trust Property in exchange for an interest or interests in such one or more investment companies or pooled portfolios) all without any requirement of approval by Shareholders. Any such other investment company or pooled portfolio may (but need not) be a trust (formed under the laws of any state or jurisdiction) which is classified as a partnership for federal income tax purposes.

(x) Sell or exchange any or all of the assets of the Trust, subject to Article IX, Section 4.

(y) Enter into joint ventures, partnerships and other combinations and associations.

(z) Join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper.

(aa) Purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and, subject to applicable law and any restrictions set forth in the Bylaws, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, Principal Underwriters, or independent contractors of the Trust, individually, against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, investment adviser, Principal Underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability.

(bb) Adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

(cc) Enter into contracts of any kind and description.

(dd) Interpret the investment policies, practices or limitations of any Series or Class.

(ee) Guarantee indebtedness and contractual obligations of others.

(ff) Take any other action that may be taken by a Board of Directors of a business corporation organized under the laws of the State of Maryland.

(gg) Engage in and to prosecute, defend, compromise, abandon, or adjust by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims and demands relating to the Trust, and out of the assets of the Trust or any Series thereof to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, to dismiss any action, suit, proceeding, dispute, claim or demand, derivative or otherwise, brought by any person, including a Shareholder in its own name or the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust.

(hh) Carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers, and to take every other action incidental to the foregoing business or purposes, objects or powers.

The clauses above shall be construed as objects and powers, and the enumeration of specific powers shall not limit in any way the general powers of the Trustees or the Trust. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series, and not an action in an individual capacity. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order. In construing this Declaration, the presumption shall be in favor of a grant of power to the Trustees.

Section 3. Certain Transactions. Except as prohibited by applicable law, the Trustees may, on behalf of the Trust, cause the Trust to buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, administrator, distributor or transfer agent for the Trust or with any Interested Person of such person. The Trust may employ any such person or entity in which such person is an Interested Person, as broker, legal counsel, registrar, investment adviser, administrator, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

Section 4. Initial Trustees; Election and Number of Trustees. The initial Trustees shall be the persons initially signing this Declaration. The number of Trustees (other than the initial Trustees) shall be fixed from time to time by a majority of the Trustees; provided, that there shall be at least one (1) Trustee. The Trustee (other than the initial Trustees) shall be appointed by the Trustees pursuant to Section 6 of this Article II, provided that the Trustees shall be elected by the Shareholders as and to the extent required under the 1940 Act on such dates as the Trustees may fix from time to time. The Trustees are sometimes referred to in this Declaration as the “Board of Trustees.”

Section 5. Term of Office of Trustees. Each Trustee shall hold office for life (or until the attainment of any mandatory retirement age or term limits established by a majority of the Trustees) or until his successor is elected and qualifies or the Trust terminates; except that (a) any Trustee may resign by delivering to the other Trustees or to any Trust officer a written resignation effective upon such delivery or a later date specified therein; (b) any Trustee may be removed with or without cause at any time by a written instrument signed by at least a majority of the then Trustees, specifying the effective date of removal; (c) any Trustee who requests to be retired, or who is declared bankrupt or has become physically or mentally incapacitated or is otherwise unable to serve, may be retired either by a written instrument signed by a majority of the other Trustees or in accordance with a By-law or other action approved by a majority of the other Trustees, in each case, specifying the effective date of retirement; and (d) any Trustee may be removed at any meeting of the Shareholders by a vote of at least two-thirds of the Outstanding Shares.

Section 6. Vacancies; Election of Trustees. Whenever a vacancy shall exist in the Board of Trustees, regardless of the reason for such vacancy, the remaining Trustees may appoint any person as they determine in their sole discretion to fill that vacancy, consistent with the limitations under the 1940 Act, unless the remaining Trustees determine to decrease the size of the Board to the number of remaining Trustees. Such election shall be made by a written instrument signed by a majority of the Trustees or by a resolution of the Trustees, duly adopted and recorded in the records of the Trust, specifying the effective date of the election. The Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation or removal of a Trustee, or an increase in number of Trustees, provided that such election shall become effective only at or after the expected vacancy occurs. Upon acceptance of his election, the trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder. The Trustees’ power of election is subject to Section 16 of the 1940 Act. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this Article II, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration.

Section 7. Temporary Vacancy or Absence. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, or while any Trustee is absent from his domicile (unless that Trustee has made arrangements to be informed about, and to participate in, the affairs of the Trust during such absence), or is physically or mentally incapacitated, the remaining Trustees shall have all the powers hereunder and their certificate as to such vacancy, absence, or incapacity shall be conclusive. Any Trustee may, by power of attorney, delegate his powers as Trustee for a period not exceeding six (6) months at any one time to any other Trustee or Trustees.

Section 8. Chairman. The Trustees may, but need not, appoint from among their number a Chairman. When present he may preside at the meetings of the Shareholders and of the Trustees. He may call meetings of the Trustees and of any committee thereof whenever he deems it necessary. The Chairman shall have such other powers and duties as from time to time may be conferred upon or assigned to him by this Declaration, the Bylaws or the Trustees, but shall not by reason of performing and executing those powers and duties be deemed an officer or employee of the Trust.

Section 9. Action by the Trustees. Except as otherwise provided by law or as provided herein with respect to action taken by any Trustee or Trustees or committee pursuant to delegation by a majority vote of the Trustees, the Trustees shall act by majority vote at a meeting duly called at which a quorum is present, including a meeting held by conference telephone, teleconference or other electronic media or communication equipment by means of which all persons participating in the meeting can communicate with each other; or by written consent of a majority of Trustees (or such greater number as may be required by applicable law) without a meeting. A quorum for all meetings of the Trustees shall be one-third, but not less than two, of the Trustees in office. If there is only one Trustee in office, the quorum shall be one. Meetings of the Trustees may be called orally or in writing by the President or by any one of the Trustees. Notice of the time, date and place of all Trustees’ meetings shall be given to each Trustee as set forth in the Bylaws. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given. Subject to applicable law, the Trustees by majority vote may delegate to any Trustee or Trustees or committee (which may, in addition to or in lieu of Trustees, include officers of the Trust) authority to approve particular matters or take any particular actions on behalf of the Trust including action for and binding upon the Trustees and the Trust with respect to the institution, prosecution, dismissal, settlement, review or investigation of any legal action, suit or proceeding pending or threatened. Approval of any particular matter or the taking of any particular action on behalf of the Trust pursuant to any such delegation shall be taken by a majority of the Trustees or committee to whom the authority is delegated (unless a single Trustee is delegated to act with respect thereto or unless the Trustees in delegating such responsibility shall specify a different standard or a different standard is otherwise required by applicable law). Any written consent or waiver may be provided and delivered to the Trust by facsimile or other electronic transmission.

Section 10. Ownership of Trust Property. The Trust Property of the Trust and of each Series shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Legal title in and beneficial ownership of all of the assets of the Trust shall at all times be vested in the Trust, except that the Trustees may cause legal title in and beneficial ownership of any Trust Property to be held by, or in the name of one or more of the Trustees acting for and on behalf of the Trust, or in the name of any person as nominee acting for and on behalf of the Trust. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or of any Series or any right of partition or possession thereof, but each Shareholder shall have, as provided in Article V, a proportionate undivided beneficial interest in the Trust or Series or Class thereof represented by Shares. The Shares shall be personal property giving only the rights specifically set forth in this Declaration. The Trust, or at the determination of the Trustees one or more of the Trustees or a nominee acting for and on behalf of the Trust, shall be deemed to hold legal title and beneficial ownership of any income earned on securities of the Trust issued by any business entities formed, organized, or existing, under the laws of any jurisdiction, including the laws of any foreign country. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee (other than as a result of his death or incapacity), he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

Section 11. Effect of Trustees Not Serving. The death, resignation, retirement, removal, incapacity or inability or refusal to serve of the Trustees, or any one or more or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration.

Section 12. Trustees, etc. as Shareholders. Subject to any restrictions in the Bylaws, any Trustee, officer, agent or independent contractor of the Trust may acquire, own and dispose of Shares to the same extent as any other Shareholder; and the Trustees may issue and sell Shares to and buy Shares from any such person or any firm or company in which such person is interested, subject only to any general limitations herein.

Section 13. Series of Trustees. In connection with the establishment of one or more Series or Classes, the Trustees establishing such Series or Class may elect, to the extent permitted by the Maryland Act, separate Trustees with respect to such Series or Classes (the “Series Trustees”). To the extent provided by the Trustees in the election of Series Trustees, the Series Trustees: (a) may, but are not required to, serve as Trustees of the Trust or any other Series or Class of the Trust; (b) may have, to the exclusion of any other Trustee of the Trust, all the powers and authorities of Trustees hereunder with respect to such Series or Class, including, without limitation, the power to elect additional or successor Series Trustees; and/or (c) may have no power or authority with respect to any other Series or Class. Any provision of this Declaration relating to election of Trustees by Shareholders only shall entitle the Shareholders of a Series or Class for which Series Trustees have been elected to vote with respect to the election of such Series Trustees and the Shareholders of any other Series or Class shall not be entitled to participate in such vote. In the event that Series Trustees are elected, the Trustees initially appointing such Series Trustees shall, without the approval of any Outstanding Shares, amend either the Declaration or the Bylaws to provide for the respective rights, duties, powers, authorities and responsibilities of the Trustees and the Series Trustees in circumstances where an action of the Trustees or Series Trustees affects all Series of the Trust or two or more Series represented by different Trustees.

ARTICLE III

CONTRACTS WITH SERVICE PROVIDERS

Section 1. Underwriting Contract. The Trustees may in their discretion from time to time approve an exclusive or non-exclusive distribution contract or contracts providing for the sale of the Shares whereby the Trust may either agree to sell the Shares to the other party to the contract or appoint such other party as the Trust’s sales agent for the Shares, and in either case on such terms and conditions, if any, as may be prescribed in the Bylaws, and such further terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article III or of the Bylaws; and such contract may also provide for the repurchase of the Shares by such other party as agent of the Trust.

Section 2. Advisory or Management Contract. The Trustees may in their discretion from time to time approve one or more investment advisory or management contracts or, if the Trustees establish multiple Series, separate investment advisory or management contracts with respect to one or more Series whereby the other party or parties to any such contracts shall undertake to furnish the Trust or such Series management, investment advisory, administration, accounting, legal, statistical and research facilities and services, promotional or marketing activities, and such other facilities and services, if any, as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of the Declaration, the Trustees may authorize the Investment Advisers or persons to whom the Investment Advisers delegate certain or all of their duties, or any of them, under any such contracts (subject to such general or specific instructions as the Trustees may from time to time adopt), including duties relating to purchases, sales, loans or exchanges of portfolio securities and other investments of the Trust or may authorize any officer, employee or Trustee to effect such duties, including those relating to purchases, sales, loans or exchanges pursuant to recommendations of such Investment Advisers, or any of them (and all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees.

Section 3. Administration Agreement. The Trustees may in their discretion from time to time approve an administration agreement or, if the Trustees establish multiple Series or Classes, separate administration agreements with respect to each Series or Class, whereby the other party or parties to such agreement shall undertake to manage the business affairs of the Trust or of a Series or Class thereof of the Trust and furnish the Trust or a Series or a Class thereof with office facilities, and shall be responsible for the ordinary clerical, bookkeeping and recordkeeping services at such office facilities, and other facilities and services, if any, and all upon such terms and conditions as the Trustees may in their discretion determine.

Section 4. Service Agreements. The Trustees may in their discretion from time to time approve service agreements with respect to one or more Series or Classes of Shares whereby the other parties to such service agreements will provide or arrange for the provision of distribution, administration and/or support services pursuant to distribution, authorized dealer service, administration, service or similar plans, including without limitation plans subject to Rule 12b-1 under the 1940 Act, and all upon such terms and conditions as the Trustees in their discretion may determine.

Section 5. Transfer Agent. The Trustees may in their discretion from time to time approve one or more transfer agency and shareholder service contracts whereby the other party to such contracts shall undertake to furnish transfer agency and shareholder services to the Trust or one or more Classes of Shares. The contracts shall have such terms and conditions as the Trustees may in their discretion determine not inconsistent with the Declaration. Such services may be provided by one or more Persons.

Section 6. Custodian. The Trustees may appoint or otherwise engage one or more banks or trust companies, or any other entity, to serve as Custodian with authority as the Trust’s agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the Bylaws of the Trust. The Trustees may also authorize the Custodian to employ one or more sub-custodians, including such foreign banks and securities depositories, upon such terms and conditions as may be agreed upon between the Custodian and such sub-custodian, to hold securities and other assets of the Trust and to perform the acts and services of the Custodian, subject to applicable provisions of law and resolutions adopted by the Trustees.

Section 7. Other Contracts. Subject to compliance with the provisions of the 1940 Act, but notwithstanding any limitations of present and future law or custom in regard to delegation of powers by trustees generally, the Trustees may, at any time and from time to time and without limiting the generality of their powers and authority otherwise set forth herein, approve other contracts with any one or more corporations, trusts, associations, partnerships, limited partnerships, other type of organizations, or individuals to provide for the performance and assumption of such other services, duties and responsibilities in addition to those set forth above as the Trustees may determine to be appropriate.

Section 8. Affiliations of Trustees or Officers, Etc. The fact that:

(a) any of the Shareholders, Trustees or officers of the Trust or any Series thereof is a shareholder, director, officer, partner, trustee, employee, manager, adviser or distributor of or for any partnership, corporation, trust, association or other organization or of or for any parent or affiliate of any organization, with which a contract of the character described in Sections 1, 2, 3, or 4 of this Article III, or for services as Custodian, Transfer Agent, disbursing agent or for any other services approved by the Trustees with respect to any Series or Class may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder of or has an interest in the Trust, or that

(b) any partnership, corporation, trust, association or other organization with which a contract of the character described in Sections 1, 2, 3 or 4 of this Article III or for services as Custodian, Transfer Agent or disbursing agent or for any other services approved by the Trustees with respect to any Series or Class may have been or may hereafter be made also has any one or more of such contracts with one or more other partnerships, corporations, trusts, associations or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

ARTICLE IV

COMPENSATION, LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 1. Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust, and they may fix the amount of such compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

Section 2. Limitation of Liability.

(a) No Liability to Third Parties. A Trustee, when acting in such capacity, shall not be personally liable to any Person other than the Trust or a Shareholder of the Trust for any act, omission or obligation of the Trust or any Trustee. All persons contracting with or having any claim against the Trust or a particular Series shall look only to the assets of the Trust or such particular Series for payment under such contract or claim; and neither the Trustees nor, when acting in such capacity, any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor.

(b) Limitation of Liability to Trust and Shareholders. Subject to applicable federal law, no person who is or has been a trustee or officer of the Trust shall be liable to the Trust or to any Shareholder for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

(c) No Liability for Acts of Others. Without limiting the foregoing limitations of liability contained in this Section 2, the Trustees and officers of the Trust shall not be responsible or liable for any act or omission or for neglect or wrongdoing of any officer, agent, employee, investment adviser or independent contractor of the Trust, or of any other Person, but nothing contained in this Declaration or in the Maryland Act shall protect any Trustee or officer of the Trust against liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Section 3. Indemnification and Advance of Expenses.

(a) Subject to subsection (b) below:

(i) every person who is, or has been, a Trustee or an officer of the Trust or any Series (including any individual who serves at its request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise) and such person’s heirs, executors, administrators and other legal representatives (“Covered Person”) shall be indemnified by the Trust or the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Covered Person and against amounts paid or incurred by him in the settlement thereof; and

(ii) as used herein, the words “claim,” “action,” “suit,” or “proceeding” shall apply to all claims, actions, suits, investigations, regulatory inquiries or proceedings (civil, criminal or other, including appeals before any court or administrative or legislative body), actual or threatened, and the words “liability” and “expenses” shall include, without limitation, reasonable attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

(b) No indemnification shall be provided hereunder to a Covered Person to the extent such indemnification is prohibited by applicable law.

(c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.

(d) To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Section may be paid by the Trust or applicable Series from time to time prior to final disposition thereof.

(e) Any repeal or modification of this Article IV by the Shareholders, or adoption or modification of any other provision of the Declaration or Bylaws inconsistent with this Article, shall be prospective only, to the extent that such repeal, or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, modification or adoption.

(f) The right of indemnification provided by this Section 3 shall not be exclusive of or affect any other rights to which any Covered Person may be entitled.

Section 4. Indemnification of Shareholders. If any Shareholder or former Shareholder of any Series shall be held personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of any entity, its general successor) shall be entitled to be held harmless from and indemnified against all loss and expense arising from such liability out of the assets belonging to the applicable Series whose Shares were held by such Shareholder at the time the act or event occurred and to which the liability against the Shareholder relates. The Trust, on behalf of the affected Series, shall, upon request by such Shareholder, assume the defense of any claim made against such Shareholder for any act or obligation of the Series and satisfy any judgment thereon from the assets of such Series.

Section 5. No Bond Required of Trustees. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

Section 6. No Duty of Investigation, Notice in Trust Instruments, Etc. No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust or a Series thereof shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust or a Series thereof or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust or a Series thereof. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or a Series or Class thereof or undertaking made or issued by the Trustees may recite that the same is executed or made by them not individually, but as Trustees under the Declaration, and that the obligations of the Trust or a Series or Class thereof under any such instrument are not binding upon any of the Trustees, officers or Shareholders individually, but bind only the Trust Property or the Trust Property of the applicable Series or Class, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to bind the Trustees, officers or Shareholders individually. The Trustees may maintain insurance for the protection of the Trust Property or the Trust Property of the applicable Series, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees, officers or Shareholders shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable and as required by the 1940 Act.

Section 7. Reliance on Experts, Etc. Each Trustee, officer or employee of the Trust or a Series thereof shall, in the performance of his duties, powers and discretion hereunder be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust or a Series or Class thereof, upon an opinion of counsel, or upon reports made to the Trust or a Series or Class thereof by any of its officers or employees or by the Investment Adviser, the Administrator, the Distributor, Transfer Agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or other Person may also be a Trustee.

Section 8. No Accounting. Except to the extent required by the 1940 Act, or by the other Trustees if determined by them to be necessary or appropriate under circumstances which would justify his removal for cause, no person ceasing to be a Trustee for reasons including, but not limited to, death, resignation, retirement, removal or incapacity (nor the estate of any such person) shall be required to make an accounting to the Shareholders or remaining Trustees upon such cessation.

ARTICLE V

SERIES; CLASSES, SHARES

Section 1. Establishment of Series or Class. The Trust shall consist of one or more Series and Classes listed on Schedule A hereto and separate and distinct records shall be maintained by the Trust for each Series and Class. The Trustees shall have full power and authority, in their sole discretion, and without obtaining any prior authorization or vote of the Shareholders of any Series or Class of the Trust, to establish and designate and to change in any manner any initial or additional Series or Classes and to fix such preferences, voting powers, rights and privileges of such Series or Classes as the Trustees may from time to time determine, to divide or combine the Shares or any Series or Classes into a greater or lesser number, to classify or reclassify any issued Shares or any Series or Classes into one or more Series or Classes of Shares, and to take such other action with respect to the Shares as the Trustees may deem desirable. Unless another time is specified by the Trustees, the establishment and designation of any Series or Class shall be effective upon the adoption of a resolution by the Trustees setting forth such establishment and designation and the preferences, powers, rights and privileges of the Shares of such Series or Class, whether directly in such resolution or by reference to, or approval of, another document that sets forth such relative rights and preferences of such Series or Class including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution. The Trust may issue any number of Shares of each Series or Class and need not issue certificates for any Shares.

All references to Shares in this Declaration shall be deemed to be Shares of any or all Series or Classes as the context may require. All provisions herein relating to the Trust shall apply equally to each Series and Class of the Trust except as the context otherwise requires.

All Shares of each Class of a particular Series shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities belonging to the Series, and, in the case of each Class, to the liabilities belonging to that Class), and each Share of any Class of a particular Series shall be equal to each other Share of that Class; but the provisions of this sentence shall not restrict any distinctions permissible under this Section 1.

Section 2. Shares. The beneficial interest in the Trust shall be divided into transferable Shares of one or more separate and distinct Series or Classes established by the Trustees. The number of Shares of each Series and Class is unlimited and each Share shall have $.0001 par value per Share or such other amount as the Trustees may establish. All Shares issued hereunder shall be fully paid and nonassessable. Shareholders shall have no preemptive or other right to subscribe for any additional Shares or other securities issued by the Trust. The Trustees shall have full power and authority, in their sole discretion and without obtaining Shareholder approval, to cause the Trust to issue original or additional Shares at such times and on such terms and conditions and for such consideration as they deem appropriate; to issue fractional Shares; to establish and to change in any manner Shares of any Series or Classes with such preferences, terms of conversion, voting powers, rights and privileges as the Trustees may determine; to divide or combine the Shares of any Series or Classes into a greater or lesser number; to classify or reclassify any unissued Shares of any Series or Classes into one or more Series or Classes of Shares; to abolish any one or more Series or Classes of Shares; to issue Shares to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses; and to take such other action with respect to the Shares as the Trustees may deem desirable.

Section 3. Investment in the Trust. Subject to applicable law, the Trustees shall accept investments in any Series or Class from such persons and on such terms as they may from time to time authorize. Without limiting the generality of the foregoing, at the Trustees’ discretion, such investments may be in the form of cash or securities in which that Series is authorized to invest, valued as provided in Article VI, Section 3. The Shares of any Series, if the Trustees so determine, shall be issued only in aggregations of such number of those Shares (each, a “Creation Unit”) and on such days as the Trustees determine or as determined pursuant to procedures or methods the Trustees prescribe or approve from time to time with respect to such Series; a Series will not issue fractional Creation Units. The Trustees shall have the unrestricted power to alter the number of Shares constituting a Creation Unit by resolution adopted by them, at any time. Investment in a Series shall be credited to the investing Shareholder’s account in the form of full (and, unless the Shareholder is purchasing a Creation Unit, fractional) Shares at the Net Asset Value per Share next determined after the investment is received or accepted, as the Trustees determine; provided that the Trustees may, in their sole discretion, (a) impose a sales charge, transaction fee, or other fee in connection with the sale of, or purchase price adjustment upon investments in, Shares of any Series or Class, (b) issue fractional Shares, (c) determine the Net Asset Value per Share of the initial capital contribution or (d) authorize the issuance of Shares at a price other than Net Asset Value to the extent permitted by the 1940 Act or any rule, order or interpretation of the Commission thereunder for any Series. The Trustees shall have the right to refuse to accept investments in any Series at any time without any cause or reason therefore whatsoever.

Section 4. Assets and Liabilities of Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series or Class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof (including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be), shall be held and accounted for separately from the assets of every other Series and the Trust generally and are referred to as “assets belonging to” that Series. The assets belonging to a Series shall belong only to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. Any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more Series as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and such assets, earnings, income, profits or funds, or payments and proceeds thereof shall be referred to as assets belonging to that Series. The assets belonging to a Series shall be so recorded upon the books of such Series in a manner that is separate and distinct from the records of any other Series of the Trust generally and such assets shall be held by the Trust for the benefit of the Shareholders of that Series. The assets belonging to a Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series, except that liabilities, expenses, costs, charges and reserves allocated by the Trustees solely to a particular Class shall be borne by that Class. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Trustees between or among any one or more of the Series or Classes in such manner as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series and Classes for all purposes.

Without limiting the foregoing, but subject to the right of the Trustees to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally, including the assets of any other Series. Notice of this contractual limitation on liabilities among Series shall be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed with the SDAT pursuant to the Maryland Act, and upon the giving of such notice in the certificate of trust, the provisions relating to limitations on liabilities among Series shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt, with respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

Section 5. Ownership and Transfer of Shares. The Trust or a transfer or similar agent for the Trust shall maintain a register containing the names and addresses of the Shareholders of each Series and Class thereof, the number of Shares of each Series and Class held by such Shareholders, and a record of all Share transfers. The register shall be conclusive as to the identity of Shareholders of record and the number of Shares held by them from time to time. The Trustees may authorize the issuance of certificates representing Shares and adopt rules governing their use. The Trustees may make rules governing the transfer of Shares, whether or not represented by certificates. Except as otherwise provided by the Trustees, Shares shall be transferable on the books of the Trust only by the record holder thereof or by his duly authorized agent upon delivery to the Trustees or the Trust’s Transfer Agent of a duly executed instrument of transfer, together with a Share certificate if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery, and subject to any further requirements specified by the Trustees or contained in the Bylaws, the transfer shall be recorded on the books of the Trust. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust, nor any transfer agent or registrar or any officer, employee or agent of the Trust, shall be affected by any notice of a proposed transfer.

Section 6. Status of Shares; Limitation of Shareholder Liability. Shares shall be deemed to be personal property giving Shareholders only the rights provided in this Declaration. Every Shareholder, by virtue of having acquired a Share, shall be held expressly to have assented to and agreed to be bound by the terms of this Declaration and the Bylaws. No Shareholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series solely by reason of being a shareholder. The death, incapacity, dissolution, termination or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of such Shareholder under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. Neither the Trust nor the Trustees shall have any power to bind any Shareholder personally or to demand payment from any Shareholder for anything, other than as agreed by the Shareholder. Shareholders shall have the same limitation of personal liability as is extended to shareholders of a corporation incorporated in the State of Maryland.

ARTICLE VI

DISTRIBUTIONS AND REDEMPTIONS

Section 1. Distributions. The Trustees or a committee of one or more Trustees and/or one or more officers may authorize and cause the Trust to declare and pay dividends and other distributions, including dividends on Shares of a particular Series and other distributions from the assets belonging to that Series. No dividend or distribution, including, without limitation, any distribution paid upon termination of the Trust or of any Series (or Class) with respect to, nor any redemption or repurchase of, the Shares of any Series (or Class) shall be effected by the Trust other than from the assets held with respect to such Series, nor shall any Shareholder of any particular Series otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders. The amount and payment of dividends or distributions and their form, whether they are in cash, Shares or other Trust Property, shall be determined by the Trustees. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All dividends and other distributions on Shares of a particular Class shall be distributed pro rata to the Shareholders of that Class in proportion to the number of Shares of that Class they held on the record date established for such payment, except that in connection with any dividend or distribution program or procedure the Trustees may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder’s purchase order and/or payment in the prescribed form has not been received by the time or times established by the Trustees under such program or procedure. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or similar plans as the Trustees deem appropriate.

Section 2. Redemptions. Each holder of Shares in the form of Creation Unit(s) , on request to the Trust in accordance with procedures the Trustees establish, shall be entitled to require the Trust to redeem all or any number of such holder’s Shares standing in the holder’s name on the Trust’s books (but only in full Creation Units in the case of any Series as to which the Trustees have determined that its Shares shall be redeemable only in full Creation Units), at a redemption price per share equal to an amount determined by the Trustees in accordance with applicable laws. The Trustees may specify conditions, prices (based on the Net Asset Value per Share next determined after receipt of a proper order therefore), and places of redemption, binding requirements for the proper form or forms of requests for redemption, and the amount of any deferred sales charge to be withheld from redemption proceeds. Payment of the redemption price may be wholly or partly made in cash and/or securities or other assets at their value used in determining the Net Asset Value per Share on which such redemption price is based. After redemption, Shares may be reissued from time to time. The Trustees may cause the Trust to redeem Shares at the option of the Trust for any reason under terms the Trustees set, including, but not limited to (a) the failure of a Shareholder to supply a taxpayer identification number if required to do so, to have the minimum investment required (which may vary by Series or Class), to pay when due for the purchase of Shares issued to him, or to pay any charge relating to a transaction effected for the benefit of such Shareholder as provided in the prospectus relating to such Shares; or (b) the determination by the Trustees in their sole discretion that failure to so redeem may have materially adverse consequences to the Shareholders of any Series or Class of the Trust. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares they require for payment of amounts due and owing by a Shareholder to the Trust or any Series or Class or any governmental authority. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Shareholders to require any Series or Class to redeem Shares during any period of time when and to the extent permissible under the 1940 Act. The Shares of any Series or Class shall be redeemable only in such Creation Unit aggregations and on such days as the Trustees determine or as determined pursuant to procedures or methods the Trustees prescribe or approve from time to time with respect to such Series or Class; provided, however, that the Trustees may, in their sole discretion, specify that Shares of any Series or Class may be redeemable individually and not in Creation Unit aggregations.

Section 3. Determination of Net Asset Value. The Trustees shall cause the Net Asset Value of Shares of each Series or Class to be determined from time to time in a manner consistent with applicable laws and regulations. The Trustees may delegate the power and duty to determine Net Asset Value per Share to one or more Trustees or officers of the Trust or to a custodian, depository or other agent appointed for such purpose. The Net Asset Value of Shares shall be determined separately for each Series or Class at such times as may be prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of regular trading on the New York Stock Exchange on each day for all or part of which such Exchange is open for unrestricted trading.

The Trustees may determine to maintain the Net Asset Value per Share of any Series or Class at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declarations of income attributable to that Series or Class as dividends payable in additional Shares of that Series or Class at the designated constant dollar amount and for the handling of any losses attributable to that Series or Class. Such procedures may provide that in the event of any loss each Shareholder of a Series or Class shall be deemed to have contributed to the capital of the Trust attributable to that Series or Class his pro rata portion of the total number of Shares required to be cancelled in order to permit the Net Asset Value per Share of that Series or Class to be maintained, after reflecting such loss, at the designated constant dollar amount. Each Shareholder of the Trust shall be deemed to have agreed, by his investment in the Trust, to make the contribution referred to in the preceding sentence in the event of any such loss.

Section 4. Suspension of Right of Redemption. If, as referred to in Section 2 of this Article, the Trustees suspend the right of Shareholders to redeem their Shares, such suspension shall take effect at the time the Trustees shall specify. Thereafter, Shareholders shall have no right of redemption or payment until the Trustees declare the end of the suspension. If the right of redemption is suspended, any Shareholder having tendered a redemption request may either withdraw his request for redemption or receive payment based on the Net Asset Value per Share next determined after the suspension terminates.

Section 5. Repurchase by Agreement. In addition to the redemption of Shares otherwise provided in this Article VI, the Trust may repurchase Shares directly, or through the Distributor or another agent designated for the purpose, by agreement with the owner thereof at a price not exceeding the Net Asset Value per Share determined as of the time when the purchase or contract of purchase is made or the Net Asset Value as of any time which may be later determined.

ARTICLE VII

SHAREHOLDERS’ VOTING POWERS AND MEETINGS

Section 1. Voting Powers. The Shareholders shall have power to vote only with respect to (a) the election of Trustees to the extent and as provided in Section 4 of Article II; (b) the removal of Trustees as provided in Article II, Section 5(d); (c) any matter required to be approved by Shareholders of the Trust or any Series or Class thereof under the 1940 Act; (d) any termination of the Trust to the extent and as provided in Article IX, Section 4; (e) the amendment of this Declaration to the extent and as provided in Article IX, Section 8; (f) the matters referred to in Article IX, Section 12; and (g) such additional matters relating to the Trust as may be required by this Declaration or the Bylaws or any registration of the Trust with the Commission or any State, or as the Trustees may consider desirable.

On any matter submitted to a vote of the Shareholders, unless the Trustees determine otherwise, all Shares shall be voted in the aggregate and not by individual Series or Class, except (a) when required by the 1940 Act, other applicable law or the attributes applicable to any Series or Class, Shares shall be voted by individual Series or Class, and (b) when the Trustees have determined that the matter affects the interests of only one or more Series or Class, then only the Shareholders of all such Series or Classes shall be entitled to vote thereon. As determined by the Trustees without the vote or consent of Shareholders, on any matter submitted to a vote of Shareholders, either (i) each whole Share shall be entitled to one vote as to such matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote or (ii) each dollar of Net Asset Value (number of Shares owned times Net Asset Value per share of such Series or Class, as applicable) shall be entitled to one vote on such matter on which such Shares are entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote. Without limiting the power of the Trustees in any way to designate otherwise in accordance with the preceding sentence, the Trustees hereby establish that each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy or in any manner provided for in the Bylaws. The Bylaws may provide that proxies may be given by any electronic or telecommunications device or in any other manner, but if a proposal by anyone other than the officers or Trustees is submitted to a vote of the Shareholders of any Series or Class, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Shares may be voted only in person or by written proxy. Until Shares of a Series are issued, as to that Series the Trustees may exercise all rights of Shareholders and may take any action required or permitted to be taken by Shareholders by law, this Declaration or the Bylaws. Meetings of Shareholders (including meetings involving only the holders of Shares of one or more but less than all Series or Classes) may be called by the Trustees from time to time to be held at such place within or without the State of Maryland, and on such date as may be designated in the call thereof for the purpose of taking action upon any matter as to which the vote or authority of the Shareholders is required or permitted as provided in this Declaration. Special meetings of the Shareholders shall be called by the Trustees upon the written request of Shareholders owning at least a majority of the Shares outstanding and entitled to vote, except to the extent that a lesser percentage is prescribed by the 1940 Act. Notice thereof and record dates therefor shall be given and set as provided in the Bylaws.

Section 2. Quorum, Required Vote. Holders of Shares of the Trust, Series or Class, as applicable, representing one-third of the votes entitled to be cast at the meeting in person or by proxy shall be a quorum for the transaction of business at a Shareholders’ meeting. Any lesser number shall be sufficient for adjournments. Any adjourned session of a Shareholders’ meeting may be held within a reasonable time without further notice. Except when a larger vote is required by law, this Declaration, the Bylaws or the Trustees, holders of Shares representing a majority of votes cast at a Shareholders’ meeting in person or by proxy shall decide any matters to be voted upon with respect to the entire Trust except that a plurality of votes cast shall elect a Trustee; provided, that if this Declaration or applicable law permits or requires that Shares be voted on any matter by individual Series or Classes, then holders, except when a larger vote is required by law, this Declaration, the Bylaws or the Trustees, of Shares of that Series or Class representing a majority of the votes cast at a Shareholders’ meeting in person or by proxy on the matter shall decide that matter insofar as that Series or Class is concerned, except that a plurality of such votes cast shall elect a Series Trustee. With respect to any matter presented to the Shareholders for approval, the Shareholders may act as to the Trust or any Series or Class by the written consent of holders of Shares of the Trust, Series or Class, as the case may be, representing a majority (or such other amount as may be required by applicable law) of the votes entitled to be cast on the matter subject to such consent. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Section 3. Access to Trust Records. Shareholders shall have only such right to inspect the records, documents, accounts and books of the Trust as may be granted from time to time by the Trustees.

Section 4. Additional Provisions. The Bylaws may include further provisions for Shareholders’ votes and meetings and related matters.

ARTICLE VIII

EXPENSES OF THE TRUST AND SERIES

Section 1. Payment of Expenses by the Trust. Subject to Article IV, Section 4, and Article IV, Section 3, the Trust or a particular Series shall pay, or shall reimburse the Trustees from the assets belonging to all Series or the particular Series, for their expenses (or the expenses of a Class of such Series) and disbursements, including, but not limited to, interest charges, taxes, brokerage fees and commissions; expenses of issue, repurchase and redemption of Shares; insurance premiums; applicable fees, interest charges and expenses of third parties, including the Trust’s investment advisers, managers, administrators, distributors, custodians, transfer agents and fund accountants; fees of pricing, interest, dividend, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses (including, if approved by the Trustees, an allocated portion of the legal, accounting and compliance expenses incurred by the Investment Advisers, Administrators or other service providers to the Trust); costs of forming the Trust and its Series and maintaining its existence; costs of preparing and printing the prospectuses of the Trust and each Series, statements of additional information and Shareholder reports and delivering them to Shareholders; expenses of meetings of Shareholders and proxy solicitations therefor; costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Trustees; compensation of the Trust’s officers and employees and costs of other personnel performing services for the Trust or any Series; costs of Trustee meetings; Commission registration fees and related expenses; state or foreign securities laws registration fees and related expenses; and for such non-recurring items as may arise, including litigation to which the Trust or a Series (or a Trustee or officer of the Trust acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust.

Section 2. Payment of Expenses by Shareholders. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series or Class thereof, to pay directly, in advance or arrears, for charges of the Trust’s custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

ARTICLE IX

MISCELLANEOUS

Section 1. Trust Not a Partnership. This Declaration creates a trust and not a partnership. No Trustee shall have any power to bind personally either the Trust’s officers or any Shareholder.

Section 2. Trustee Action. Any action taken or determination made by or pursuant to the direction of the Trustees in good faith and consistent with the provisions of this Declaration shall be final and conclusive and shall be binding upon the Trust, every holder at any time of Shares and any other Person.

Section 3. Record Dates. The Trustees may close the Share transfer books of the Trust or any Series or Class for a period not exceeding one hundred twenty (120) days preceding the date of any meeting of Shareholders, or the date for the payment of any dividends or other distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect; or in lieu of closing the stock transfer books as aforesaid, the Trustees may fix in advance a date not exceeding one hundred twenty (120) days before the scheduled date of any Shareholders’ meeting, or the date for the payment of any dividends or other distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of such dividend or other distribution, or to receive any such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of Shares, and in such case such Shareholders and only such Shareholders shall be Shareholders of record on the date so fixed and entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after any such record date fixed as aforesaid. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for, or from closing the register or transfer books with respect to, different Series (or Classes).

Section 4. Termination of the Trust.

(a) This Trust shall have perpetual existence. Nonetheless, the Trustees may:

(i) sell and convey all or substantially all of the assets of all Series or any affected Series or Class to another Series or to another trust, partnership, association, corporation or other entity, or to a separate series or class thereof, organized under the laws of any jurisdiction, for adequate consideration, which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any affected Series or Class, and which may include shares of or interests in such Series, trust, partnership, association, corporation or other entity, or series or class thereof; or

(ii) at any time sell and convert into money all or substantially all of the assets of all Series or any affected Series or Class.

Subject to the provisions of Article IX, Section 12, upon paying or making reasonable provision for the payment of all known liabilities of all Series or any affected Series or Class in either (i) or (ii), by such assumption or otherwise, the Shareholders of each Class of a Series involved in such sale or conversion shall be entitled to receive, as a Class, when and as declared by the Trustees, the excess of the assets belonging to that Series that are allocated to such Class over the liabilities belonging to that Series that are allocated to such Class. The assets so distributable to the Shareholders of any particular Class of a Series shall be distributed among such Shareholders in proportion to the number of Shares of that Class held by them and recorded on the books of the Trust.

(b) Subject to the provisions of Article IX, Section 12, the Trustees may take any of the actions specified in subsection (a) (i) and (ii) above without obtaining the vote of a majority of the Outstanding Shares entitled to vote of the Trust or any Series or Class if a majority of the Trustees determines, in their sole discretion, that the continuation of the Trust or such Series or Class is not in the best interests of the Trust, such Series, such Class or their respective Shareholders. In reaching such determination, the Trustees may consider such factors as the Trustees, in their sole discretion, deem to be appropriate, which factors may include the inability of the Trust or a Series or Class to maintain its assets at an appropriate size, changes in laws or regulations governing the Trust or the Series or Class or affecting assets of the type in which the Trust or such Series invests, or economic developments or trends having a significant adverse impact on the business or operations of the Trust or such Series or Class.

(c) Upon completion of the distribution of the remaining proceeds or assets pursuant to subsection (a), the Trust or any affected Series or Class shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder with respect thereto and the right, title and interest of all parties therein shall be canceled and discharged. Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust’s certificate of trust to be filed in accordance with the Maryland Act, which certificate of cancellation may be signed by a majority of the Trustees or by an officer of the Trust duly authorized by a majority of the Trustees.

Section 5. Reorganization and Master/Feeder.

(a) Notwithstanding anything else herein other than the provisions of Article IX, Section 12, a majority of the Trustees may, without Shareholder approval unless such approval is required by applicable law, (i) cause the Trust to merge or consolidate with or into one or more trusts, partnerships, associations, corporations or other entities organized under the laws of any jurisdiction, (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, or (iii) cause the Trust to incorporate under the laws of Maryland or any other jurisdiction. Any agreement of merger or consolidation or certificate of merger may be signed by a majority of Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

(b) Pursuant to and in accordance with the provisions of Section 12-607 of the Maryland Act, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 5 may effect any amendment to the Declaration or effect the adoption of a new governing instrument of the Trust if it is the successor trust in the merger or consolidation.

(c) The Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all or portion of the Trust Property or the Trust Property allocated or belonging to any one or more Series or to carry on any business in which the Trust shall directly or indirectly have any interest, or to sell, convey and transfer all or a portion of the Trust Property or the Trust Property allocated or belonging to such Series to any such corporation, trust, association or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association, or organization or any corporation, partnership, trust, association or organization in which the Trust or such Series holds or is about to acquire shares or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and to sell, convey or transfer all or a portion of the Trust Property to such organizations or entities.

(d) Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by applicable law, invest all or a portion of the Trust Property of any Series, or dispose of all or a portion of the Trust Property of any Series, and invest the proceeds of such disposition in interests issued by one or more other investment companies or pooled portfolios. Any such other investment company or pooled portfolio may (but need not) be a trust (formed under the laws of any state or jurisdiction) (or subtrust thereof) which is classified as a partnership for federal income tax purposes. Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by applicable law, cause a Series that is organized in the master/feeder fund structure to withdraw or redeem its Trust Property from the master fund and cause such Series to invest its Trust Property directly in securities and other financial instruments or in another master fund.

Section 6. Declaration of Trust. The original or a copy of this Declaration of Trust and of each amendment hereto or Declaration of Trust supplemental shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by a Trustee or an officer of the Trust as to the authenticity of the Declaration of Trust or any such amendments or supplements and as to any matters in connection with the Trust. Headings herein are for convenience only and shall not affect the construction of this Declaration of Trust. This Declaration of Trust may be executed in any number of counterparts, each of which shall be deemed an original.

Section 7. Applicable Law. This Declaration and the Trust organized hereunder are governed by and construed and administered according to the Maryland Act and the applicable laws of the State of Maryland; provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration of Trust any provisions of the laws (statutory or common) of the State of Maryland pertaining to trusts which relate to or regulate (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (g) the establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration. The Trust shall be of the type commonly called a Maryland statutory trust, and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Maryland law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Maryland Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 8. Amendments. The Trustees may, without any Shareholder vote, amend or otherwise supplement this Declaration by making an amendment, a Declaration of Trust supplemental hereto or an amended and restated trust instrument; provided, that Shareholders shall have the right to vote on any amendment (a) which would adversely affect the voting rights of Shareholders granted in Article VII, Section 1, (b) to this Section 8, (c) required to be approved by Shareholders by the Trust’s registration statements filed with the Commission, and (d) submitted to them by law or by the Trustees in their discretion. Any amendment submitted to Shareholders which the Trustees determine would affect the Shareholders of one or more Series or Classes shall be authorized by vote of the Shareholders of each Series or Class affected and no vote shall be required of Shareholders of a Series or Class not affected. Notwithstanding anything else herein, any amendment to Article IV which would have the effect of reducing the indemnification and other rights provided thereby to Trustees or officers of the Trust or to Shareholders or former Shareholders, and any repeal or amendment of this sentence shall each require the affirmative vote of the holders of two-thirds of the Outstanding Shares of the Trust entitled to vote thereon.

Section 9. Derivative Actions. A Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:

(a) Shareholders who hold at least 10% of the Outstanding Shares of the Trust, or 10% of the Outstanding Shares of the Series or Class to which such action relates, shall join in the request for the Trustees to commence such action; and

(b) the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisers in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisers in the event that the Trustees determine not to bring such action.

No person, other than the Trustees, who is not a Shareholder of a particular Series or Class shall be entitled to bring any derivative action, suit or other proceeding on behalf of or with respect to such Series or Class.

Section 10. Fiscal Year. The fiscal year of the Trust and of each Series shall end on a specified date as determined from time to time by the Trustees; provided that different Series may have different fiscal years. The Trustees may change the fiscal year of the Trust or any Series without Shareholder approval.

Section 11. Severability. The provisions of this Declaration are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of this Declaration.

Section 12. Special Treatment of Holders of Shares of Same Class. Notwithstanding anything else herein, in connection with the termination or reorganization of the Trust or any Series or Class by way of merger, consolidation, the sale of all or substantially all of the assets, or otherwise, the Trustees may classify the holders of Shares of a Class into one or more separate groups by reference to any facts or circumstances that the Trustees deem relevant in their sole discretion and may provide for the mandatory treatment for Shares of the Class held by particular groups of Shareholders that differs materially from the treatment accorded other groups of

Shareholders holding Shares of the same Class, provided that (a) each group of holders of any Shares of a Class so classified who are to receive the same treatment shall be entitled to vote as a special class in respect of such termination or reorganization regardless of any limitations stated in this Declaration or the Bylaws on the voting rights of any Class, and (b) such termination or reorganization shall be approved by a majority of the outstanding voting securities (as defined in the 1940 Act) of each such special class.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date first written above.

/s/ Peter K. Ewing
Peter K. Ewing
as sole initial Trustee and not individually

SCHEDULE A